Exhibit 23.4

Independent Auditors’ Consent

The Management of webwasherAG

We consent to the use of our report dated May 28, 2004, with respect to the consolidated balance sheets of webwasherAG and its subsidiary as of December 31, 2003 and 2002, and the related consolidated statement of operations, stockholders’ deficit and cash flows for the years then ended and to the reference to our firm under the heading “Experts” in the prospectus.

Düsseldorf, Germany

July 7, 2004

KPMG Deutsche Treuhand-Gesellschaft

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft